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                                                                    EXHIBIT 23.4


May 27, 1998


Spence Information Services hereby consents to the inclusion of the information attached hereto as Exhibit A provided by us to Balance Bar Company in the Registration Statement (file No. 333-49651) on Form S-1 (including all amendments and the prospectus) relating to the initial public offering of Balance Bar Company common stock.


For: Spence Information Services

By:  \s\ L.B. Isenberg
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Its: Vice President, Sales & Marketing
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                                   EXHIBIT A

Exhibit A consists of copies of the following pages from the registration statement, as amended:

     Pages 3, 19, 20, 27, 28, 29, and 32

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